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                                                                  EXHIBIT 14 (a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this Combined Prospectus/Proxy Statement on Form N-14 (the "Registration Statement") of our reports dated April 25, 1996, relating to the financial statements and financial highlights of Pacific Horizon Asset Allocation Fund, Pacific Horizon Blue Chip Fund and Pacific Horizon Intermediate Bond Fund (formerly known as Pacific Horizon Flexible Bond Fund), three of the portfolios of the Pacific Horizon Funds, Inc., appearing in the respective February 29, 1996 Annual Reports to Shareholders, of our reports dated April 25, 1996 relating to the financial statements and financial highlights of Seafirst Blue Chip Fund, Seafirst Asset Allocation Fund, and Seafirst Bond Fund, appearing in the respective February 29, 1996 Annual Reports to Shareholders, and of our reports dated April 25, 1996 relating to the financial statements and supplementary data of the Asset Allocation Portfolio, Blue Chip Portfolio and Investment Grade Bond Portfolio of Master Investment Trust, Series I, appearing in the respective February 29, 1996 Annual Reports to Investors, which financial statements, financial highlights and supplementary data are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in the Prospectuses dated July 1, 1996 and under the headings "Independent Accountants" and "Financial Statements and Experts" in the Statements of Additional Information dated July 1, 1996 relating to Pacific Horizon Asset Allocation Fund, Pacific Horizon Blue Chip Fund, and Pacific Horizon Intermediate Bond Fund (formerly known as Pacific Horizon Flexible Bond Fund), Seafirst Blue Chip Fund, Seafirst Asset Allocation Fund, and Seafirst Bond Fund, which Prospectuses and Statements of Additional Information are also included and incorporated by reference into this Registration Statement. We also consent to the references to us under the heading "Seafirst Financial Highlights", "Pacific Horizon Financial Highlights", and "Financial Statements and Experts" in the Registration Statement.


/s/ Price Waterhouse LLP
Price Waterhouse LLP
1177 Avenue of the Americas
New York, NY 10036
March 6, 1997